Exhibit 10.28

FIRST AMENDMENT TO AN SUPPLY AGREEMENT

This First Amendment to AN Supply Agreement (“First Amendment”) is entered into by and between Orica International Pte Ltd. (“Orica”) and El Dorado Chemical Company (“EDC”), with an effective date of March 1, 2010 (“Effective Date”) in reference to the following:

A.           Orica and EDC entered into that certain AN Supply Agreement made effective as of January 1, 2010 (the “Agreement”)”.  Capitalized terms that are not otherwise defined herein shall have the meaning given such terms in the Agreement.

B.           The parties desire to modify certain provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Preamble.   The preamble is hereby incorporated herein by reference; provided that, in case of any inconsistency between any part of the preamble and any part of the body of the Agreement, then the body of the Agreement shall prevail.

2.           Ammonia.   Sections 3.1, 3.2, 3.3 and 3.4 of the Agreement shall be deleted in their entirety and the following shall be substituted therefor:

“3.1
The current term of the Koch Ammonia Agreement expires on December 31, 2012. The Koch Ammonia Agreement contemplates that EDC will purchase approximately 60,000 Tons of Ammonia that will be used in the production of AN to be purchased by Orica under this Agreement. The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (a) of this Agreement.

3.1.1	Orica is not and shall not be deemed to be a party to the Koch Ammonia Agreement.

3.1.2
Orica acknowledges and agrees that, prior to December 31, 2012, Orica shall not be permitted to supply its own Ammonia in substitution for the 60,000 Tons of Ammonia to be supplied under the Koch Ammonia Agreement nor require EDC to supply the 58,000 Tons of Ammonia Orica will supply from another supplier, in either case without the consent of KNI.

3.1.3
EDC will provide to Orica material information in EDC’s possession regarding the operation of the Koch Ammonia Agreement and will provide copies to Orica of any material notices or other correspondence EDC receives from or issues to KNI in respect of the Koch Ammonia Agreement.

3.1.4	EDC shall consult with Orica prior to the exercise by EDC of any of the rights conferred upon it pursuant to Sections I.H, VI.D, VII.A, XI.B, XII and XIV of the Koch Ammonia Agreement.

3.1.5
EDC shall not, without obtaining Orica’s prior written approval, exercise any of the rights conferred upon it pursuant to Sections I.P, II.B, III.B (unless the resale, transfer, exchange or assignment does not affect Ammonia to be supplied to Orica), V.B, or XV (unless any such amendment has no effect on Orica) of the Koch Ammonia Agreement relating to the 60,000 Tons of Ammonia to be supplied by EDC to Orica prior to December 31, 2012.

3.1.6
EDC shall be solely responsible for any costs or expenses claimed against EDC by KNI pursuant to Article XI Section A of the Koch Ammonia Agreement, except to the extent that any such costs or expenses are directly attributable to any failure by Orica to timely make payment to EDC in accordance with Section 3.6 of this Agreement.

3.1.7
Notwithstanding any other provision of this Agreement and unless otherwise agreed in writing, EDC shall not be obligated to supply Ammonia hereunder for the manufacture of AN for Orica (a) if EDC fails to provide Ammonia prior to December 31, 2012 but such failure is not caused by any default of EDC under the Koch Ammonia Agreement or (b) after December 31, 2012.

3.2
Prior to December 31, 2012, Orica will supply 58,000 Tons of Ammonia to EDC from a supplier other than KNI and EDC agrees to accept deliveries of such Ammonia in the same manner as in Section 3.4 of this Agreement.  The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (b) of this Agreement.

3.3
From and after January 1, 2013, to the extent Ammonia is available from EDC’s supplier or suppliers at costs acceptable to Orica (which shall not exceed EDC’s delivered to the EDC Site cost of Ammonia from EDC’s supplier), EDC shall acquire up to 60,000 Tons of Ammonia for use to manufacture AN for Orica under this Agreement for such periods as shall be requested by Orica. For the 60,000 Tons of Ammonia EDC is supplying, Orica shall give EDC at least 45 days’ advance notice of the quantities of Ammonia Orica requires EDC to acquire to be used by EDC for manufacturing AN for Orica.  The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (a) of this Agreement.

3.4
From and after January 1, 2013, and subject to the terms and conditions hereof, Orica shall  supply to EDC, and EDC shall receive from Orica, up to 58,000 Tons of Ammonia from a supplier other than KNI at the times as required by EDC for conversion by EDC to meet Orica’s demand for AN hereunder.  EDC shall provide Orica with at least 30 days’ advance notice of (a) the quantities of Ammonia it requires during the succeeding one-Month period to meet Orica’s demand for AN and (b) the required delivery dates of such Ammonia.  The parties shall cooperate in arranging such Ammonia deliveries.  Upon delivery Orica shall sell such Ammonia to EDC and EDC shall pay Orica for such Ammonia on or before the first day of the second Month succeeding the Month in which such Ammonia was delivered to EDC by Orica e.g. January Ammonia deliveries are paid for on March 1st. The cost to EDC of such Ammonia shall be included in the amounts owed by Orica to EDC under Section 14.2.1 (b) of this Agreement.”

3.           Ammonia.      Section 3.6 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:

2

“3.6
If EDC is supplying Ammonia from its supplier, Orica shall reimburse EDC for its actual out of pocket delivered to the EDC Site cost of such Ammonia within the earlier of (a) eighteen (18) days from the Monday during the week KNI’s invoice is prepared under the Koch Ammonia Agreement and faxed to EDC, or (b) three (3) days before the date required by the payment terms in the Koch Ammonia Agreement. If the payment due date is not a Business Day, Orica shall make the payment on the next Business Day.”

4.           United Nations Convention.  A new Section 33.0 shall be added to the Agreement as follows:

“33.0	UNITED NATIONS CONVENTION

33.1           The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly excluded.”

5.           Koch Ammonia Agreement.  In Schedule “A” to the Agreement, the definition of Koch Ammonia Agreement shall be deleted and the following shall be substituted therefore:

““Koch Ammonia Agreement” means the Anhydrous Ammonia Sales Agreement between Koch Nitrogen International SARL (“KNI”) and EDC dated entered into on December 3, 2008 and made effective January 1, 2009, which was subsequently amended by (a) that certain First Amendment to Anhydrous Ammonia Sales Agreement, dated June 25, 2009 and (b) that certain Second Amendment to Anhydrous Ammonia Sales Agreement dated February __, 2010;”

6.           No Other Changes.     Except as provided in this First Amendment, all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date first written above.

The Common Seal of
ORICA INTERNATIONAL PTE LTD.
was affixed in accordance with its
Articles of Association

By: _______________________________________
Name: ____________________________________
Title: _____________________________________
Date of Signature: ___________________________

EL DORADO CHEMICAL COMPANY

By: _______________________________________
Name: ____________________________________
Title: _____________________________________
Date of Signature: ___________________________